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                                                              BUENAVENTURA MALL

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                        SALE-PURCHASE AGREEMENT

                               between

                 MCA BUENAVENTURA ASSOCIATES, L.P.,

                              Seller

                               and

               MR BUENAVENTURA LIMITED PARTNERSHIP,

                            Purchaser

                    Dated as of November 22, 1996

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                            TABLE OF CONTENTS


1.   Sale of the Property............................................ 1

2.   Purchase Price.................................................. 2

3.   Apportionments.................................................. 3

4.   Due Diligence Review and Closing Date........................... 9

5.   Permitted Encumbrances.......................................... 9

6.   Title .......................................................... 9

7.   Representations and Warranties................................. 12

8.   Transfer Taxes................................................. 17

9.   Conditions Precedent to the Closing............................ 18

10.  Documents to be Delivered by Seller at the Closing............. 21

11.  Documents to be Delivered by Purchaser at the Closing.......... 24

12.  Operation of the Property prior to the Closing Date............ 24

13.  As Is ......................................................... 27

14.  Broker ........................................................ 30

15.  Casualty; Condemnation......................................... 31

16.  Remedies....................................................... 33

17.  Seller's Indemnity............................................. 34


                                  (i)
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18.  Purchaser's Indemnity.......................................... 35

19.  Escrow......................................................... 35

20.  Assignment..................................................... 39

21.  Access to Records.............................................. 39

22.  Notices........................................................ 39

23.  Property Information and Confidentiality....................... 42

24.  Miscellaneous.................................................. 44

25.  Fees and Expenses.............................................. 47

26.  Return of the Downpayment...................................... 47

27.  Existing Buenaventura Litigation............................... 48




                                  (ii)
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SALE-PURCHASE AGREEMENT (this "Agreement"), dated as of the 22 day of November,
1996, by and between MCA BUENAVENTURA ASSOCIATES, L.P., a Delaware limited partnership, having an office c/o LaSalle Advisors Limited, 355 South Grand Avenue, Suite 4280, Los Angeles, California 90071 ("Seller"), and MR BUENAVENTURA LIMITED PARTNERSHIP, a California limited partnership, having an office at 233 Wilshire Boulevard, Suite 700, Santa Monica, California 90401 ("Purchaser").

                                  W I T N E S S E T H
                                  - - - - - - - - - -

    WHEREAS, Seller is the owner of the Property (as defined in Section 1), which Property constitutes a part of that certain shopping center commonly known as Buenaventura Plaza, County of Ventura and State of California (the "Shopping Center"); and

    WHEREAS, Seller and Purchaser desire to enter into an agreement whereby, subject to the terms and conditions contained herein, Seller shall sell the Property to Purchaser and Purchaser shall purchase the Property from Seller.

    NOW, THEREFORE, in consideration of ten dollars ($10.00) and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed as follows:

    1.  SALE OF THE PROPERTY

    Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, all those certain plots, pieces and parcels of land located in the County of Ventura and State of California, as more particularly described in SCHEDULE "1" annexed hereto and made a part hereof (the "Land"), together with (i) all buildings and other improvements situated on the Land (collectively, the "Buildings"), (ii) all easements, rights of way, reservations, privileges, appurtenances and other estates and rights of Seller pertaining to the Land and the Buildings, (iii) all right, title and interest of Seller in and to all fixtures, machinery, equipment, supplies and other articles of personal property attached or appurtenant to the Land or the Buildings or used in connection therewith, including, without limitation, all personal property listed on SCHEDULE "2" annexed hereto, but excluding property
(x) removable by any tenants pursuant to their Leases (as defined below),
(y) owned by public utility suppliers or (z) owned by any cleaning or other independent contractors (collectively, the "Personal Property"), (iv) all right, title and interest of Seller, if any, in and to all strips and gores, all alleys adjoining the Land, and the land lying in the bed of any street, road


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or avenue, opened or proposed, in front of or adjoining the Land to the center line thereof, (v) all right, title and interest of Seller, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the Land or the Buildings by reason of a change of grade of any street, road or avenue; (vi) Seller's interest in all leases and occupancy agreements with respect to the Land or Buildings ("Leases") and in all reciprocal easement or operating agreements with anchor tenants at the Shopping Center (the "Shopping Center Agreements");
(vii) Seller's interest in all Contracts (as defined in Section
10(c)); and (viii) all right, title and interest of Seller, if any, in and to all intangible property owned by Seller with respect to the operation of the Property or the Shopping Center listed on SCHEDULE "3" annexed hereto, including, without limitation, the trade name "Buenaventura Plaza" (collectively, the "Intangible Property") (the
Land, together with all of the foregoing items listed in clauses (i)-(viii) above, being hereinafter sometimes collectively referred to as the "Property").

    2. PURCHASE PRICE

    The purchase price to be paid by Purchaser to Seller for the Property (the "Purchase Price") is Seventeen Million and No/100
Dollars ($17,000,000.00) payable as follows:

    (a) Within two (2) business days after execution and delivery of this Agreement, Purchaser shall deliver the sum of Two Hundred Thirty-Six Thousand Four Hundred and No/100 Dollars ($236,400.00) (the "Downpayment") to Commonwealth Land Title Insurance Company (the "Escrow Agent" or the "Title Company"), by a bank wire transfer of immediately available funds to an account designated by Escrow Agent. The Downpayment shall be held and disbursed by Escrow Agent in accordance with the terms of Section 19. If the Closing shall occur, Seller shall be entitled to receive the Downpayment and all interest accrued thereon, if any, and such interest shall be credited against the portion of the Purchase Price payable pursuant to Section 2(b). The definition of "Downpayment" shall further include all interest accrued thereon, if any; and

    (b) Purchaser shall deliver the sum of $16,763,600 plus or minus the apportionments set forth in Section 3 to be made on the Closing Date at the Closing by bank wire transfer of immediately available funds to Seller's account or to the account or accounts of such other party or parties as may be designated by Seller on or before the Closing Date (as hereinafter defined), PROVIDED that Purchaser shall be entitled to (i) a credit against the Purchase Price in an amount equal to $150,000, and the Purchase Price shall be reduced by the amount of such credit, on account of Purchaser's assumption of the Buenaventura Development Litigation (as hereinafter defined) and the costs associated therewith, and (ii) a credit against the Purchase Price in an

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amount equal to $80,000, and the Purchase Price shall be reduced by the amount of such credit, on account of Purchaser's assumption of the remaining costs of completing the environmental remediation at the former GASCO site located on the Property.

    3.   APPORTIONMENTS

    (a) The following shall be apportioned between Seller and Purchaser at the Closing as of midnight of the day preceding the Closing Date:

         (i) prepaid basic rents and other amounts payable by tenants (other than "Recoveries" (as hereinafter defined)), if, as and when received;

        (ii) percentage rents as provided in Section 3(c)(ii) and "Recoveries" as provided in Section 3(c)(iii):


       (iii) real estate taxes, water charges, sewer rents and vault charges, if any, on the basis of the fiscal years, respectively, for which same have been assessed;

        (iv) salaries, wages, vacation pay and any other fringe benefits (including, without limitation, social security; unemployment compensation; employee health, life and disability insurance; sick pay; and welfare and pension fund contributions, payments and deposits, if any) of all persons employed at the Property whose employment is not terminated at or prior to the Closing in each case to the extent Seller is responsible for such costs under the terms of the existing Management Agreement, dated as of September 19, 1994, between Seller and Macerich Management Company ("Manager");

         (v)  charges and payments under Contracts transferred to Purchaser;


        (vi)  any prepaid items to the extent not included in clauses (iii),
(vii), (ix), (xi) and (xii), including, without limitation, fees for licenses which are transferred to Purchaser at the Closing and transferable annual permit and inspection fees but excluding prepaid financing and leasing costs (other than leasing costs set forth in Section 12(a)(ii));

       (vii) utilities, including, without limitation, telephone, water, sewer, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings;
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      (viii)  deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Property if same are assigned to Purchaser at the Closing, which shall be credited in their entirety to Seller;

        (ix) personal property taxes, if any, on the basis of the fiscal year for which assessed;

         (x) Seller's share, if any, of all revenues from the operation of the Property other than rents and Recoveries (including, without limitation, parking charges, and telephone booth and vending machine revenues), if, as and when received;

        (xi)  trade association dues and trade subscriptions, if any;

       (xii) taxes payable by Seller relating to operations of the Property, including, without limitation, business and occupancy taxes (to the extent the payment of such taxes inures to the benefit of Purchaser) and sales taxes, if any, but excluding Seller's income taxes; and

      (xiii) such other revenues and operating expenses relating to the Property as are customarily apportioned between sellers and purchasers of real properties of a type similar to the Property and located in the County of Ventura and State of California, PROVIDED that, except as set forth in
Section 12(a), there shall be no apportionment on account of leasing commissions, tenant allowances, free rent or other tenant concessions.

   (b) If the Closing shall occur before a new real estate or personal property tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at the Closing shall be promptly corrected and the proper party reimbursed, which obligations shall survive the Closing in accordance with Section 3(g).

   (c)(i) If on the Closing Date any tenant or any party to a Shopping Center Agreement is in arrears in the payment of rent or other charges (including Recoveries) or has not paid the rent or other charges (including Recoveries) payable by it for the month in which the Closing occurs (whether or not it is in arrears for such month on the Closing Date), any rents or other charges (including Recoveries) received by Purchaser or Seller from such tenant or party after the Closing shall be deemed first to be payment of money owed by such tenant or party to Purchaser in respect


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of periods subsequent to the Closing Date to the extent any such rent or other charges (including Recoveries) are due and payable on the date such payment is received (and, to the extent such payment relates to the rent or other charges (including Recoveries) due for the month in which the Closing occurs, shall be pro-rated between Seller and Purchaser) and any balance shall be deemed to be payment of rent and/or other charges (including Recoveries) in arrears on the Closing Date and shall be paid over to Seller in an amount up to the balance to which Seller is entitled. Notwithstanding anything to the contrary contained herein, all rent or other sums received from a tenant or a party to a Shopping Center Agreement which is designated by the tenant or such party as a payment of a certain invoice or for a certain period shall be applied as so designated.

   (ii) Any percentage rentals received after the Closing Date and attributable entirely or in part to the lease year in which the Closing Date occurs shall be allocated between Purchaser and Seller such that Seller's share with respect to each tenant shall be an amount equal to the total percentage rentals received for such tenant's lease year, multiplied by a fraction equal to that portion of such tenant's lease year preceding the Closing Date over the entire lease year, PROVIDED that with respect to any tenant who pays percentage rent only, such calculation shall be made based on the 1996 calendar year (or portion thereof in which such tenant was paying percentage rent only) in lieu of the lease year for percentage rent specified in such tenant's Lease. There shall be deducted from the amounts due to Seller any sums Seller may have received from tenants on account of such percentage rents, unless previously adjusted. If Seller has received more than its appropriate share, the same shall be promptly paid to Purchaser.

  (iii)  (a)  As used herein,

              (i) "Recoveries" shall mean all common area maintenance charges, enclosed mall maintenance charges, real estate taxes, personal property taxes and other reimbursable charges for the 1996 calendar year for each such item to the extent denominated as such charges or other expenses in Leases or Shopping Center Agreements.

              (ii) "Recoverable Expenses" shall mean any operating expenses of the Property for which funds are collected as Recoveries under the Leases or Shopping Center Agreements for the 1996 calendar year for each such item.

              (iii) "Recovery Rate" shall mean a fraction, the numerator of which is the total aggregate Recoveries with respect to the Property for the 1996 calendar

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         year, and the denominator of which is the total aggregate Recoverable
         Expenses with respect to the Property for the 1996 calendar year.

         (b) Notwithstanding anything to the contrary contained herein, all Recoveries with respect to the Property shall be prorated on the following basis:

              (i) At the Closing, Recoveries shall be prorated based upon the estimated Recovery Rate (which shall be equal to the Recovery Rate actually experienced with respect to Recoverable Expenses in the 1996 calendar year through October 31, 1996). At the Closing, Seller shall receive an additional payment or Purchaser shall receive a credit against the Purchase Price, in each case as described below, equal to the difference between:

                   (1) the Recoveries for the 1996 calendar year billed through the Closing, and

                   (2) the product of (x) the Recoverable Expenses incurred (on an accrual basis) for the 1996 calendar year prior to the Closing ("Pre-Closing Recoverable Expenses"), and (y) the estimated Recovery Rate.

         If the difference between clause (1) and clause (2) above is negative, then Seller shall be entitled to receive, in addition to the Purchase Price, an amount equal to such negative difference at the Closing. If the difference between clause (1) and clause (2) above is positive, then Purchaser shall be entitled to receive at the Closing a credit against the Purchase Price in an amount equal to such positive difference.

             (ii) Upon the determination of the actual Recovery Rate for the 1996 calendar year, the actual Recovery Rate will be compared to the estimated Recovery Rate used at the Closing. If the actual Recovery Rate is different than the estimated Recovery Rate then the difference between clause (1) and (2) in subsection (b)(i) above of this
         Section 3(c)(iii) shall be recalculated using the actual Recovery Rate instead of the estimated Recovery Rate. Based on such recalculation, the payment or credit that Seller or Purchaser should have been entitled to receive at the Closing under subsection (b)(i) shall be determined, and

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         any adjustments and payments necessary as a result of such recalculation shall be made.

             (iv) The provisions of this Section 3(c) shall survive the Closing.

             (d) After the Closing, Seller shall continue to have the right, in its own name and at its own expense, to demand payment of and to collect rent and other arrearages owed to Seller by any tenant under a Lease or from any party under a Shopping Center Agreement, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against such party, and the delivery of the Lease Assignment (as defined in Section 10(b)) or the Shopping Center Agreement Assignment (as defined in Section 10(p)) shall not constitute a waiver by Seller of such right, PROVIDED that after the Closing Seller shall not be entitled to commence an eviction action against any such tenant. Purchaser agrees to cooperate with Seller and to use its reasonable efforts, but without incurring expense to Purchaser other than DE MINIMIS charges, to collect such rents and other arrearages and to take all reasonable steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, making available to Seller, upon demand, for review and copying at Seller's expense, of any relevant books and records (including any rent or Recoveries statements, receipted bills and copies of tenant checks used in payment of such rent or Recoveries), the execution of any and all consents or other documents, and the undertaking of any act necessary for the collection of such rents and other arrearages by Seller, provided that after the Closing Purchaser shall not be obligated to commence an eviction action against any such tenant. The provisions of this Section 3(d) shall survive the Closing.

             (e) Purchaser shall be entitled to receive a credit at Closing from Seller equal to the amount of any and all security deposits received by Seller for all tenants on the Property and not applied against obligations owing by tenants in accordance with their respective Leases, together with interest required either by law or by contract.

             (f) If there is a water meter on the Property, Seller shall furnish a reading to a date not more than thirty (30) days prior to the Closing Date, and the unfixed water charges and sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading. Said apportionment shall be recomputed in accordance with
Section 3(g) and such obligation shall survive the Closing in accordance with
Section 3(g)).

             (g) If any of the items subject to apportionment under the foregoing provisions of this Section 3 cannot be apportioned at the Closing because of the unavailability of the information

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necessary to compute such apportionment, or if any errors or omissions in computing apportionments at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of one hundred eighty (180) days after the Closing Date as hereinafter provided. Seller shall have the right to review and audit the books and records of Purchaser for purposes of confirming compliance with the provisions of this Section 3. Neither party hereto shall have the right to require a recomputation of a Closing apportionment or a correction of an error or omission in a Closing apportionment unless within the aforestated one hundred eighty (180) day period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given notice thereof to the other party, together with a copy of its good faith recomputation of the apportionment and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to apportionment hereunder and to give notice thereof as provided above within one hundred eighty (180) days after the Closing Date shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date. Notwithstanding any of the foregoing provisions of this
Section 3(g) to the contrary, Purchaser and Seller agree that the one hundred eighty (180) day limitation set forth in this Section 3(g) shall not apply to the parties' obligations under Section 3(b) or 3(c) and that such obligations shall survive the Closing forever.

             (h) (i) If, on the date of this Agreement, the Property or any part thereof shall be affected by any assessment or assessments which are or may become payable in installments, of which the first installment is now a charge or lien, or has been paid, then (A) Seller shall be obligated to pay all installments of any such assessment which are due and payable prior to the Closing Date, and (B) for the purposes of this Agreement, all the unpaid installments of any such assessment which are to become due and payable on or after the Closing Date shall not be deemed to be liens upon the Property and the payment thereof shall be assumed by Purchaser without abatement of the Purchase Price.

             (ii) If, subsequent to the date hereof, the Property or any part thereof shall become affected by an assessment or assessments, said assessments shall not be deemed to be liens upon the Property and the payment thereof shall be assumed by Purchaser without abatement of the Purchase
Price. In the event any such assessment or assessments, whether payable in lump sum or in installments, is due and payable prior to the Closing, and has been paid by Seller, Purchaser shall reimburse Seller for same at the Closing.

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             4.   DUE DILIGENCE REVIEW AND CLOSING DATE

                  (a) Except with respect to title matters (which shall be governed by Section 6 hereof), Purchaser acknowledges that it has completed its due diligence review of the Property prior to the date hereof.


                  (b) The delivery of the Deed and the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sidley & Austin, 555 West Fifth Street, Los Angeles, California 90013 at 10:00 A.M. on or about December 5, 1996 or such other date as Purchaser and Seller may agree upon (the "Closing Date"). The Closing Date may be adjourned to a later date in accordance with the terms of this Agreement or by agreement of the parties but shall in no event occur later than December 13, 1996, time being of the essence.

             5.   PERMITTED ENCUMBRANCES

             Seller shall convey and Purchaser shall accept title to the Property subject to those matters set forth on SCHEDULE "4" annexed hereto and made a part hereof (collectively the "Permitted Encumbrances").

             6.   TITLE

             (a) (i) Purchaser has ordered a commitment for an owner's fee title insurance policy or policies with respect to the Property (the "Title Commitment") from the Title Company, together with true, legible (to the extent available) and complete copies of all instruments giving rise to exceptions to title to the Property. If the Title Commitment indicates the existence of any liens, encumbrances or other defects or exceptions in or to title to the Property other than the Permitted Encumbrances (collectively, the "Unacceptable Encumbrances") subject to which Purchaser is unwilling to accept title and Purchaser gives Seller notice of the same within ten (10) days after the date of this Agreement, Seller shall undertake to eliminate the same subject to Section 6(b). Purchaser hereby waives any right Purchaser may have to advance as objections to title or as grounds for Purchaser's refusal to close this transaction any Unacceptable Encumbrance of which Purchaser does not notify Seller within such ten (10) day period unless
(i) such Unacceptable Encumbrance was first raised by the Title Company subsequent to the date of the Title Commitment or Purchaser shall otherwise first discover same or be advised of same subsequent to the date of the Title Commitment, and (ii) Purchaser shall notify Seller of the same within five
(5) days after Purchaser first becomes aware of such Unacceptable Encumbrance

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(failure to so notify Seller shall be deemed to be a waiver by Purchaser of its right to raise such Unacceptable Encumbrance as an objection to title or as a ground for Purchaser's refusal to close this transaction). Seller or Purchaser, in its sole discretion, may adjourn the Closing one or more times in order to eliminate Unacceptable Encumbrances (subject to Section 6(b) and the last sentence of Section 4(b)).

             (ii) If Seller is unable (subject to Section 6(b)) to eliminate all Unacceptable Encumbrances not waived by Purchaser, or to arrange for title insurance acceptable to Purchaser in its sole discretion insuring Purchaser and its successors against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Property, and to convey title in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 6(a)(i)), Purchaser shall elect on or prior to the Closing Date, as its sole remedy for such inability of Seller, either (A) to terminate this Agreement by notice given to Seller pursuant to Section 16(a), in which event the provisions of Section 16(a) shall apply, or (B) to accept title subject to such Unacceptable Encumbrances and receive no credit against, or reduction of, the Purchase Price. Notwithstanding anything to the contrary contained herein (but subject to the last sentence of Section 4(b)), if (x) Seller eliminates all Unacceptable Encumbrances less than two (2) days prior to the scheduled Closing Date or (y) Seller is unable to eliminate all Unacceptable Encumbrances and Purchaser elects to proceed under clause (B) above, then Purchaser will have the right to extend the scheduled Closing Date for up to two (2) business days.

      (b) Notwithstanding anything to the contrary set forth in this Section 6 or elsewhere in this Agreement, Seller shall not be obligated to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate Unacceptable Encumbrances not waived by Purchaser or to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Property; except that Seller shall satisfy (i) all mortgages and deeds of trust granted by Seller or granted by Buenaventura Plaza in favor of Aetna Life Insurance Company,
(ii) delinquent real estate taxes and assessments (subject to apportionment as provided above); and (iii) judgments against Seller or other liens arising from Seller's acts secured by or affecting the Property which can be satisfied by payment of liquidated amounts not to exceed $500,000 in the aggregate for all such matters set forth in this clause (iii) (the foregoing matters set forth in clauses (i), (ii) and (iii) being collectively referred to as "Liens"). Without limiting the generality of the preceding provisions of this Section 6(b), for the purposes of this Agreement (including, without limitation, Sections 6(a) and 16(a)), Seller's failure or refusal to bring any action or proceeding, to make any payments or to otherwise incur any expense (except for Seller's obligation to satisfy the matters

                                  10
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set forth in clauses (i), (ii) and (iii) as aforesaid) in order to eliminate
Unacceptable Encumbrances not waived by Purchaser or to arrange for such title insurance shall be deemed (whether willful or otherwise) an inability of Seller to eliminate such Unacceptable Encumbrances or to arrange for such title insurance and shall not be a default by Seller hereunder.



      (c) If on the Closing Date there may be any Liens or other encumbrances which Seller must pay or discharge in order to convey to Purchaser such title as is herein provided to be conveyed (including, without limitation, the lien of the mortgage held by Aetna Life Insurance Company), Seller may use any portion of the Purchase Price to satisfy the same, provided:

         (i) Seller shall deliver to Purchaser or the Title Company, at the Closing, instruments in recordable form and sufficient to satisfy such Liens or other encumbrances of record together with the cost of recording or filing said instruments; or

        (ii) Seller, having made arrangements (which arrangements shall be satisfactory to Purchaser in its sole discretion) with the Title Company, shall deposit with said company sufficient monies acceptable to said company to insure the obtaining and the recording of such satisfactions.

The existence of any such Liens or other encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.



      (d) Similarly, at Seller's election, unpaid Liens for taxes, water and sewer charges and assessments, which are the obligation of Seller to satisfy and discharge, shall not be objections to title, but the amount thereof, plus interest and penalties thereon, if any, computed to the third (3rd) business day after the Closing Date, shall be deducted from the Purchase Price payable pursuant to Section 2(b) and shall be allowed to Purchaser, subject to the provisions for apportionment of taxes, water and sewer charges and assessments contained herein.

      (e) If on the Closing Date there shall be conditional bills of sale, chattel mortgage or security interests filed against the Property, the same shall not constitute objections to title provided Seller executes and delivers an affidavit to the effect either (i) that the personal property covered by said conditional bills of sale, chattel mortgages, or security interests is no longer in or on the Property, or (ii) if such personal property is still in or on the Property, that it has been fully paid for (in which case Seller shall provide evidence of such payment), or (iii) that such personal property is the property of a tenant of the Property.

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



     (f) Any franchise or corporate tax open, levied or imposed against Seller or other owners in the chain of title that may be a Lien on the Closing Date, shall not be an objection to title if the Title Company omits same from the title policy issued pursuant to the Title Commitment or excepts same but insures Purchaser against collection thereof out of the Property.

     (g) If a search of title discloses judgments, bankruptcies or other returns against other persons or entities having names the same as or similar to that of Seller, Seller will deliver to Purchaser and the Title Company an affidavit stating that such judgments, bankruptcies or other returns are not against Seller, whereupon, provided the Title Company omits such returns as exceptions to title or provides affirmative coverage with respect thereto, such returns shall not be deemed an objection to title.

     7. REPRESENTATIONS AND WARRANTIES

     (a)  (i) Seller represents and warrants to Purchaser as follows:

          A. Seller is a duly formed and validly existing limited partnership organized under the laws of the State of Delaware and is qualified under the laws of the State of California to conduct business therein.

          B. Seller has the full legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by Seller pursuant to this Agreement (collectively, the "Seller's Documents"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under the Seller's Documents. Furthermore, this Agreement is valid and enforceable against Seller in accordance with its terms, and each instrument to be executed by Seller pursuant to this Agreement or in connection herewith, will, when executed and delivered, be valid and enforceable against Seller in accordance with its terms.

          C. This Agreement and the Seller's Documents do not and will not contravene any provision of the organizational documents of Seller, any judgment, order, decree, writ or injunction issued against Seller, or any provision of any laws or governmental ordinances, rules, regulations, orders or requirements (collectively, "Laws") applicable to Seller. Subject to the prepayment by Seller at the Closing of the existing first mortgage loan on the Property held by Aetna Life Insurance Company (the "Existing First Mortgage Loan"), the consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Seller under any agreement to which Seller or any of its assets are subject or bound and will not result in a violation of any Laws applicable to Seller. Subject to the prepayment by Seller at the Closing of the Existing First Mortgage Loan, no consent of any party, judicial or administrative body, or governmental authority or agency, to the execution, delivery or performance by Seller is required.

          D. To Seller's knowledge, as of the date hereof, there are no pending actions, suits, proceedings or investigations to which Seller is a party before any court or other governmental authority with respect to the Property (collectively, the "Claims") except (i) pending actions (including, without limitation, litigation with existing tenants of the Property and "slip and fall" or other claims covered by insurance (except to the extent of the deductible) and which are based on occurrences during the period prior to May 20, 1995) being handled by the Manager of the Property on behalf of Seller and the Claims relating to the potential redevelopment of the Property as set forth on SCHEDULE "5" annexed hereto and made a part hereof (the "Buenaventura Development Litigation") (such pending actions and the Buenaventura Development Litigation being collectively referred to herein as the "Assumed Claims") and (ii) as set forth on SCHEDULE "6" annexed hereto and made a part hereof (the "Retained Claims").

          E. Since September 19, 1994, Seller has not modified any of the existing Anchor Leases (as hereinafter defined) or Shopping Center Agreements, or otherwise made any contractual commitment to any tenant under an Anchor Lease or to any party to a Shopping Center Agreement, in each case which would be binding on Purchaser following the Closing, except as set forth on SCHEDULE "7" annexed hereto and made a part hereof. As used herein, "Anchor Leases" shall mean any lease with a store covering more than 75,000 square feet of rentable area.

          F. Since September 19, 1994, except as set forth in SCHEDULE "8" annexed hereto and made a part hereof or disclosed to Purchaser or its affiliates in writing, Seller has not, to Seller's knowledge, entered into any new Lease or amended any existing Lease, in each case which would be binding on Purchaser following the Closing, except for those new Leases or amendments negotiated by Manager.

          G. Since September 19, 1994, except as set forth in SCHEDULE "9" annexed hereto and made a part hereof or disclosed to Purchaser or its affiliates in writing, Seller has not, to Seller's knowledge, made any contractual commitment with any governmental entity or other third party relating to the operation of the Property which would be binding on Purchaser following the Closing, except those negotiated by Manager.

          H. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

          I. To Seller's knowledge, since September 19, 1994, Seller has not received (i) any written notice from a tenant under an Anchor Lease or a party to a Shopping Center Agreement alleging a material default by the Seller thereunder which remains uncured except as may be set forth in an estoppel certificate obtained pursuant to Section 9(a)(iv), (ii) any written notice from Seller's insurance carrier alleging the existence of a dangerous condition upon the Property for which Seller's insurance may be canceled if not corrected or (iii) except for any alleged violation relating to the proposed redevelopment of the Buenaventura Property, any written notice from a municipality having jurisdiction over the Property alleging the existence of a material violation of any applicable law with respect to the Property or commencing a condemnation proceeding with respect to a material portion of the Property, in each case which Seller has not notified Purchaser or its affiliates (including Manager) of by delivering a copy of such notice to Purchaser or its affiliates or of which Purchaser or its affiliates otherwise does not have knowledge.

          J. To Seller's knowledge, Seller has delivered to Purchaser true and correct copies of all documents set forth on Schedules 7, 8 and 9.

          As used in this Agreement, the words "Seller's knowledge" or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of David Jones, Michel Seifer and Earl Webb without such persons having any obligation to make an independent inquiry or investigation.

          (ii) If at or prior to the Closing, (A) Purchaser shall become aware (whether through its own efforts, by notice from Seller or otherwise) that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect and shall give Seller notice thereof at or prior to the Closing, or (B) Seller shall notify Purchaser that a representation or warranty made herein by Seller is untrue, inaccurate or incorrect, then Seller may, in its sole discretion, elect by notice to Purchaser to adjourn the Closing one or more times in order to cure or correct such untrue, inaccurate or incorrect representation or warranty (subject to the last sentence of Section 4(b)). If any such representation or warranty is both (1) material and (2) materially untrue, inaccurate or incorrect, and is not cured or corrected by Seller on or before the Closing Date (whether or not the Closing is adjourned as provided above), then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (x) to waive such misrepresentations or breaches of warranties and consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price, or (y) to terminate this Agreement by notice given to Seller on the Closing Date, in which event, this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser (subject to the provisions of Sections 19 and 26 and provided Purchaser is not otherwise in default hereunder) shall be entitled to a return of the Downpayment. Purchaser acknowledges and agrees that (x) at or prior to the Closing, Purchaser's rights and remedies in the event any of Seller's representations or warranties made in this Agreement are untrue, inaccurate or incorrect shall be only as provided in this Section 7(a)(ii), and (y) if the Closing does not occur, Purchaser hereby expressly waives, relinquishes and releases all other rights or remedies available to it at law, in equity or otherwise (including, without limitation, the right to seek damages from Seller) as a result of any of Seller's representations or warranties made in this Agreement being untrue, inaccurate or incorrect.


          (iii) In the event the Closing occurs:

     (A) Notwithstanding anything contained in Section 7(a)(ii) or elsewhere in this Agreement to the contrary, Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if (1) Purchaser knew, or is deemed to have known that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and Purchaser nevertheless closes title hereunder, or (2) Purchaser's aggregate damages as a result of one or more such representations or warranties being untrue, inaccurate or incorrect are less than $100,000. Purchaser shall be "deemed to have known" that a representation or warranty was untrue, inaccurate or incorrect at the time of the Closing to the extent that the Property Information (as hereinafter defined) furnished or made available to or otherwise obtained by Purchaser contains information which reveals such representation or warranty untrue, inaccurate or incorrect (or to the extent any of its Property investigations prior to the Closing Date reveals such untruth, inaccuracy or error).

     (B) Notwithstanding anything contained herein to the contrary, if the Closing shall have occurred and Purchaser shall not have waived, relinquished and released all rights or remedies available to it at law, in equity or otherwise as provided hereunder, the aggregate liability of Seller and its affiliates arising pursuant to or in connection with the representations, warranties, covenants and other obligations (whether express or implied) under this Agreement and/or the Seller's Documents (including, without limitation, the Deed and the A & A Agreements (as defined in Section 10(d)) and the Other Sale Agreements (as defined in Section 9(a)(viii)) and/or the Seller's Documents (as defined in each of the Other Sale Agreements), shall not exceed the amount set forth on SCHEDULE "10".

The provisions of this Section 7(a)(iii) shall survive the Closing.

     (iv) The representations and warranties of Seller set forth in Section 7(a)(i) and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement and shall be deemed to be repeated on and as of the Closing Date except to the extent they relate only to an earlier date. The representations and warranties of Seller set forth in Section 7(a)(i)(D) shall be deemed to be repeated on and as of the Closing Date as such representations and warranties may have been updated by Seller to Purchaser in writing on and after the date hereof and prior to the Closing Date, provided, however, that in the event that any such update discloses a Claim, other than a Claim relating to the proposed redevelopment of the Buenaventura Property that is based on substantially the same issues as are set forth in the Buenaventura Development Litigation, that would be binding on Purchaser or the Property after the Closing and which would have a material adverse effect on the value of the Property and the properties covered by the Other Sale Agreements, taken as a whole, then, Purchaser shall have the right, exercisable within 10 days after its receipt of such update or one day prior to the Closing Date, whichever is earlier, to either (i) terminate this Agreement by notice given to Seller pursuant to Section 16(a), in which case the provisions of Section 16(a) shall apply or (ii) consummate the transactions contemplated by this Agreement and receive no credit against, or reduction of, the Purchase Price. The representations and warranties (whether express or implied) of Seller set forth in Section 7(a)(i) and elsewhere in this Agreement, and/or the Seller's Documents (including, without limitation, the Deed and the A & A Agreements) shall remain operative and shall survive the Closing and the execution and delivery of the Deed for a period of twelve (12) months following the Closing Date, and no action or claim based thereon shall be commenced after such period.

     (b)  (i) Purchaser represents and warrants to Seller as follows:

          (A) Purchaser is a duly formed and validly existing limited partnership organized under the laws of the State of California, and will be qualified under the laws of the State of California to conduct business therein on the Closing Date.

          (B) Purchaser has the full legal right, power, authority and financial ability to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant to this Agreement (collectively, the "Purchaser's Documents"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under Purchaser's Documents. Furthermore, this Agreement is valid and enforceable against Purchaser in accordance with its terms, and each instrument to be executed by Purchaser pursuant to this Agreement or in connection herewith, will, when executed and delivered, be valid and enforceable against Purchaser in accordance with its terms.

          (C) This Agreement and Purchaser's Documents do not and will not contravene any provision of the organization documents of Purchaser, any judgment, order, decree, writ or injunction issued against Purchaser, or any provision of any Laws applicable to Purchaser. Except for that certain Amended and Restated Credit Agreement (the "Wells Fargo Credit Agreement"), dated as of January 18, 1996, between The Macerich Partnership, L.P., Wells Fargo Bank, N.A., as Agent, and certain other parties, as to which Purchaser has advised Seller that The Macerich Partnership L.P. has obtained oral approval for the transactions contemplated hereby and for which The Macerich Partnership L.P. will obtain a written consent prior to the Closing (the "Wells Fargo Consent"), the consummation of the transactions contemplated hereby will not result at the time of such consummation in a breach or constitute a default or event of default by Purchaser under any agreement to which Purchaser or any of its assets are subject or bound and will not result in a violation of any Laws applicable to Purchaser. Except for the Wells Fargo Consent, no consent of any party, judicial or administrative body or governmental authority or agency, to the execution, delivery or performance by Purchaser is required.

          (D) There are no pending actions, suits, proceedings or investigations to which Purchaser is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby.

     (ii) The representations and warranties of Purchaser set forth in
Section 7(b)(i) and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date, and shall survive the Closing.

     8. TRANSFER TAXES

     At the Closing, Seller shall pay all transfer and recording taxes (the "Transfer Tax Payments"), if any, imposed pursuant to the laws of the State of California or any other governmental authority in respect of the transactions contemplated by this Agreement by delivery to the Title Company of good, unendorsed, certified or official bank checks, payable to the order of the relevant governmental authority together with any return (the "Transfer Tax Return") required thereby which shall be duly executed by Seller and Purchaser.

     9. CONDITIONS PRECEDENT TO THE CLOSING

     (a) Purchaser's obligation under this Agreement to purchase the Property is subject to the fulfillment of each of the following conditions, subject, however, to the provisions of Section 9(c):

          (i) The representations and warranties of Seller contained herein shall be materially true, accurate and correct as of the Closing Date, all subject to the provisions of Sections 7(a)(ii) and 7(a)(iv);

          (ii) Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Agreement;

          (iii) Seller shall have delivered all the documents and other items required pursuant to Section 10, and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing;

          (iv) Purchaser shall have obtained an estoppel certificate from each tenant under an Anchor Lease in the form required under such Anchor Lease and each third party to a Shopping Center Agreement in the form required in such Shopping Center Agreement, which estoppel certificate shall not disclose any commitments by Seller to such tenant or party or defaults under such Anchor Lease or Shopping Center Agreement by Seller that in each case would either have a material adverse effect on the Property or impose a material adverse financial obligation on Purchaser, and of which, in each case, Purchaser was not aware as of the date of this Agreement;

          (v) All consents and approvals of governmental authorities and parties to agreements to which Seller is a party or by which Seller's assets are bound that are required with respect to the consummation by Seller of the transactions contemplated by this Agreement shall have been obtained and copies thereof shall have been delivered to Purchaser at or prior to the Closing;

          (vi) On or prior to the Closing Date, (A) Seller shall not have applied for or consented to the appointment of a receiver, trustee or liquidator for itself or any of its assets unless the same shall have been discharged prior to the Closing Date, and no such receiver, liquidator or trustee shall have otherwise been appointed, unless same shall have been discharged prior to the Closing Date, (B) Seller shall not have admitted in writing an inability to pay its debts as they mature,
(C) Seller shall not have made a general assignment for the benefit of creditors, (D) Seller shall not have been adjudicated a bankrupt or insolvent, or had a petition for reorganization granted with respect to Seller, (E) Seller shall not have filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute, or filed an answer admitting the material allegations of a petition filed against it in any proceedings under any such law, or had any petition filed against it in any proceeding under any of the foregoing laws unless the same shall have been dismissed, canceled or terminated prior to the Closing Date;

          (vii) On or prior to the Closing Date, the Development Agreement substantially in the form of EXHIBIT "J" annexed hereto and made a part hereof between Seller and the City of San Buenaventura shall have been executed and delivered and the leases referred to therein shall have been executed and delivered in escrow in accordance with escrow instructions substantially in the form of EXHIBIT "K" annexed hereto and made a part hereof.

          (viii) Simultaneously with the Closing, the closings shall occur under both (i) that certain Sale and Purchase Agreement of even date herewith between MCA Fresno Associates, L.P. and MR Fresno Limited Partnership with respect to certain property in Fresno, California known as Fresno Fashion Fair Mall and (ii) that certain Sale and Purchase Agreement of even date herewith between MCA Huntington Associates, L.P. and MR Huntington Limited Partnership with respect to certain property in Huntington Beach, California known as Huntington Center (such Sale and Purchase Agreements collectively, the "Other Sale Agreements").

     (b) Seller's obligation under this Agreement to sell the Property to Purchaser is subject to the fulfillment of each of the following conditions, subject, however to the provisions of Section 9(c):

          (i) The representations and warranties of Purchaser contained herein shall be materially true, accurate and correct as of the Closing Date;

          (ii) Purchaser shall have delivered the funds required hereunder and all the documents to be executed by Purchaser set forth in Section 11 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing;

          (iii) All consents and approvals of governmental authorities and parties to agreements to which Purchaser is a party or by which Purchaser's assets are bound that are required with respect to the consummation of the transactions contemplated by this Agreement shall have been obtained, including the Wells Fargo Consent, and Purchaser shall have so certified to Seller at or prior to the Closing;

          (iv) On or prior to the Closing Date, (A) neither Purchaser nor The Macerich Partnership L.P. shall have applied for or consented to the appointment of a receiver, trustee or liquidator for itself or any of its assets unless the same shall have been discharged prior to the Closing Date, and no such receiver, liquidator or trustee shall have otherwise been appointed, unless same shall have been discharged prior to the Closing Date,
(B) neither Purchaser nor The Macerich Partnership L.P. shall have admitted in writing an inability to pay its debts as they mature, (C) neither Purchaser nor The Macerich Partnership L.P. shall have made a general assignment for the benefit of creditors, (D) neither Purchaser nor The Macerich Partnership L.P. shall have been adjudicated a bankrupt or insolvent, or had a petition for reorganization granted with respect to Purchaser or The Macerich Partnership L.P., (E) neither Purchaser nor The Macerich Partnership L.P. shall have filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute, or filed an answer admitting the material allegations of a petition filed against it in any proceedings under any such law, or had any petition filed against it in any proceeding under any of the foregoing laws unless the same shall have been dismissed, canceled or terminated prior to the Closing Date;

          (v) The additional matters set forth in SCHEDULE "11" annexed hereto and made a part hereof, if any, shall have occurred or been delivered to Seller, as applicable, at or prior to the Closing; and

          (vi) Simultaneously with the Closing, the closings shall occur under both of the Other Sale Agreements.

     (c) In the event that any condition contained in Section 9(a) or (b) is not satisfied, the party entitled to the satisfaction of such condition as a condition to its obligation to close title hereunder shall have as its sole remedy hereunder the right to elect to (i) waive such unsatisfied condition whereupon title shall close as provided in this Agreement or (ii) terminate this Agreement. In the event such party elects to terminate this Agreement, this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein (those rights, obligations and liabilities hereunder that expressly by the terms of this Agreement survive the Closing are herein collectively referred to as the "Surviving Obligations") and except that Purchaser (subject to the provisions of Sections 19 and 26 and provided Purchaser is not otherwise in default hereunder) shall be entitled to a return of the Downpayment. Nothing contained in this Section 9(c) shall be construed so as to bestow any right of termination upon a party for the failure of a condition to be satisfied unless such party is expressly entitled to the satisfaction of such condition as provided in Section 9(a) or
(b).

     10. DOCUMENTS TO BE DELIVERED BY SELLER AT THE CLOSING

     At the Closing, Seller shall execute, acknowledge and/or deliver or cause to be executed, acknowledged and/or delivered, as applicable, the following to Purchaser or the Title Company:

     (a) A grant deed (the "Deed") conveying title to the Property in the form of EXHIBIT "B" annexed hereto and made a part hereof.

     (b) The Assignment and Assumption of Leases and Security Deposits in the form of EXHIBIT "C" annexed hereto and made a part hereof (the "Lease Assignment") pursuant to which Seller will assign to Purchaser all of Seller's right, title and interest, if any, in and to the Leases, all guarantees thereof and the security deposits thereunder in Seller's possession, if any, and Purchaser shall assume all obligations under such Leases as set forth in such Lease Assignment.

     (c) The Assignment and Assumption of Contracts and Licenses in the form of EXHIBIT "D" annexed hereto and made a part hereof (the "Contract and License Assignment") pursuant to which Seller will assign to Purchaser all of Seller's right, title and interest, if any, in and to (i) all of the assignable licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Property by any governmental authority (collectively, the "Licenses") and (ii) all assignable purchase orders, equipment leases, advertising agreements, franchise agreements, license agreements, leasing and brokerage agreements and other service contracts relating to the operation of the Property which have been disclosed in writing to Purchaser prior to the date hereof (collectively, the "Contracts"), and Purchaser shall assume all obligations under such Contracts and Licenses as set forth in the Contract and License Assignment, PROVIDED that Purchaser may notify Seller within 5 days after the date hereof if Purchaser desires Seller to terminate any of the Contracts listed on SCHEDULE "9" prior to the Closing.

     (d) The Assignment and Assumption of Intangible Property in the form of EXHIBIT "E" annexed hereto and made part hereof (the "Intangible Property Assignment") (the Lease

Assignment, the Contract and License Assignment, the Intangible Property Assignment and the Shopping Center Agreement Assignment referred to in clause
(p) below are herein referred to collectively as the "A & A Agreements") pursuant to which Seller will assign to Purchaser all of Seller's right, title and interest, if any, in and to the Intangible Property, and Purchaser shall assume all obligations under such Intangible Property as set forth in the Intangible Property Assignment.

     (e) To the extent in Seller's possession, executed counterparts (or copies of same) of all Leases, Shopping Center Agreements and New Leases and any amendments, guarantees and other documents relating thereto, together with a schedule of all tenant security deposits thereunder and all accrued interest on such security deposits payable to tenants which are in the possession of Seller as either required by law or by the terms of the Lease, if any. In the event any such cash security deposits and the interest thereon payable to tenants are held by a bank, savings bank, trust company or savings and loan association, at Seller's option, Seller shall deliver to Purchaser, in lieu of such checks or credit, an assignment to Purchaser of such deposits and interest and written instructions to the holder thereof to transfer such deposits and interest to Purchaser. With respect to any lease security deposits which are other than cash, Seller shall execute and deliver to Purchaser at the Closing any appropriate instruments of assignment or transfer without warranty or representation.

     (f) A bill of sale in the form of EXHIBIT "F" annexed hereto and made a part hereof (the "Bill of Sale") conveying, transferring and selling to Purchaser without warranty or representation all right, title and interest of Seller in and to all Personal Property. It is agreed that the value of such property does not exceed Fifty Thousand and No/100 ($50,000.00) Dollars, that Seller shall prepare any required sales tax return (the "Sales Tax Return"), that such return shall be executed by Purchaser and delivered to Seller at the Closing, that Seller shall file such return and that Purchaser shall pay the sales tax due thereon in accordance with Section 11(c).

     (g) Notices to the tenants of the Property in the form of EXHIBIT "G" annexed hereto and made a part hereof advising the tenants of the sale of the Property to Purchaser and directing that rents and other payments thereafter be sent to Purchaser or as Purchaser may direct.

     (h) If required by law or Seller's partnership agreement, copies of any partnership resolutions and/or consents of the partners of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement certified as true and correct by a general partner of Seller.

     (i) To the extent in Seller's possession and not already located at the Property or held by Manager or its agents or employees, keys to all entrance doors to, and equipment and utility rooms located in, the Property.

     (j) To the extent in Seller's possession and not already located at the Property or held by Manager or its agents or employees, all Licenses.

     (k) To the extent in Seller's possession and not already located at the Property or held by Manager or its agents or employees, executed counterparts of all Contracts (or copies of same) and all warranties in connection therewith which are in effect on the Closing Date and which are assigned by Seller (such items may be delivered to Purchaser at the Property).

     (1) To the extent in Seller's possession and not already located at the Property or held by Manager or its agents or employees, plans and specifications of the Buildings.

     (m) The Transfer Tax Payment and the Transfer Tax Return.

     (n) A "FIRPTA" affidavit sworn to by Seller in the form of EXHIBIT "H" annexed hereto and made a part hereof and any corresponding affidavits required under California law with respect to the sale of real property located in the State of California. Purchaser acknowledges and agrees that upon Seller's delivery of such affidavits, Purchaser shall not withhold any portion of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder or any corresponding statutes or regulations under California law.

     (o) cancellations of all management and leasing agreements relating to the Shopping Center (including, without limitation, the existing management contract with the Manager (the "Management Agreement").

     (p) The Assignment and Assumption of Shopping Center Agreements in the form of EXHIBIT "I" annexed hereto and made a part hereof (the "Shopping Center Agreement Assignment") pursuant to which Seller will assign to Purchaser all of Seller's right, title and interest, if any, in and to the Shopping Center Agreements and Purchaser shall assume all obligations under such Shopping Center Agreements to the extent set forth in the Shopping Center Agreement Assignment.

     (q) All other documents Seller is required to deliver pursuant to the provisions of this Agreement or as may be reasonably required by the Title Company.

     11. DOCUMENTS TO BE DELIVERED BY PURCHASER AT THE CLOSING

     At the Closing, Purchaser shall execute, acknowledge and/or deliver (or cause to be executed, acknowledged and delivered), as applicable, the following to Seller:

     (a) The Purchase Price payable at the Closing pursuant to Section 2(b), subject to apportionments, credits and adjustments as provided in this Agreement.

     (b) The Bill of Sale.

     (c) The Sales Tax Return, if required, together with a check payable to the order of the appropriate collection officer in the amount of the sales tax due thereon.

     (d) The cancellation of the Management Agreement, executed by Manager.

     (e) If Purchaser is a partnership, copies of Purchaser's partnership agreement and partnership certificate (if applicable) and, if required by law or its partnership agreement, copies of partnership resolutions and/or consents of the partners authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, all certified as true and correct by a general partner of Purchaser.

     (f) The A & A Agreements.

     (g) The Transfer Tax Return.

     (h) All other documents Purchaser is required to deliver pursuant to the provisions of this Agreement or as may be reasonably required by the Title Company.

     12. OPERATION OF THE PROPERTY PRIOR TO THE CLOSING DATE

     Between the date hereof and the Closing Date, Seller shall have the right to continue to operate and maintain the Property as set forth herein. In connection therewith:

     (a) (i) From and after the date hereof, Seller shall not modify, extend, renew or cancel (subject to Section 12(b)) any Lease (including any Anchor Lease) or any Shopping Center Agreement or enter into any proposed Lease of all or any portion of the Property, other than those currently being negotiated and set forth on SCHEDULE "12" annexed hereto and made a part hereof, without Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied, with the reasons for any such denial, within the applicable period specified in
Section 12(a)(iv).

     (ii) If, after the date hereof, Seller enters into any Leases, or if there is any extension or renewal of any Leases, whether or not such Leases provide for their extension or renewal, or any expansion or modification of any Leases, including but not limited to any new Lease or any extension, renewal, expansion or modification of an existing Lease currently being negotiated and set forth on SCHEDULE "12" (each, a "New Lease"), Seller shall keep accurate records of all expenses (collectively, "New Lease Expenses") incurred in connection with each New Lease, including, without limitation, the following: (A) brokerage commissions and fees relating to such leasing transaction, (B) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (C) the cost of removal and/or abatement of asbestos or other hazardous or toxic substances located in the demised space, (D) reimbursements to the tenant for the cost of any of the items described in the preceding clauses (B) and (C), (E) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (F) rent concessions relating to the demised space provided the tenant has the right to take possession of such demised space during the period of such rent concessions, (G) tenant improvement allowances provided to the tenant under such leasing transactions, and (H) expenses incurred pursuant to a New Lease for the purpose of satisfying or terminating the obligations of the tenant thereunder to a landlord under another lease (whether or not such other lease covers space in the Property).

     (iii) The New Lease Expenses for each New Lease allocable to and payable by Seller shall be determined by multiplying the amount of such New Lease Expenses by a fraction, the numerator of which shall be the number of days contained in that portion, if any, of the term of such New Lease commencing on the date on which the tenant thereunder shall have commenced to pay fixed rent ("Rent Commencement Date") and expiring on the date immediately preceding the Closing Date, and the denominator of which shall be the total number of days contained in the period commencing on the Rent Commencement Date and expiring on the date of the scheduled expiration of the term of such New Lease, and the remaining balance of the New Lease Expenses for each New Lease shall be allocable to and payable by Purchaser. For purposes of this Section

12(a)(iii), the Rent Commencement Date under a renewal, extension, expansion or modification of a Lease shall be deemed to be (A) in the case of a renewal or extension (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the first date during such renewal or extension period after the originally scheduled expiration of the term of such Lease on which the tenant under such Lease commences to pay fixed rent,
(B) in the case of an expansion (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the date on which the tenant under such Lease commences to pay fixed rent for the additional space, and (C) in the case of a modification not also involving a renewal, extension or expansion of such Lease, the effective date of such modification agreement. At the Closing, Purchaser shall reimburse Seller for all New Lease Expenses theretofore paid by Seller, if any, in excess of the portion of the New Lease Expenses allocated to Seller pursuant to the provisions of the preceding sentence. The provisions of this Section 12(a)(iii) shall survive the Closing.

     (iv) With respect to any proposed action by Seller to be submitted to Purchaser for its consent pursuant to Section 12(a)(i), Purchaser shall consent or deny its consent, with the reasons for any such denial, within ten
(10) days after receipt by Purchaser of Seller's notice requesting Purchaser's consent to the proposed action relating to such existing or proposed Lease or Shopping Center Agreement.

If Purchaser fails to reply to Seller's request for consent pursuant to the provisions of Subsections 12(a)(i) in a notice given within the above-described applicable time period or if Purchaser expressly denies its consent but fails to provide Seller with the reasons for such denial, Purchaser's consent shall be deemed to have been granted.

     (b) Notwithstanding anything to the contrary contained in this Agreement, Seller reserves the right, but is not obligated, to institute summary proceedings against any tenant or terminate any Lease as a result of a default by the tenant thereunder prior to the Closing Date, PROVIDED that Seller will obtain Purchaser's written consent (not to be unreasonably withheld or delayed) prior to instituting any summary proceeding with respect to any tenant. Seller makes no representations and assumes no responsibility with respect to the continued occupancy of the Property or any part thereof by any tenant. The removal of a tenant whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any claim on the part of Purchaser. Further, Purchaser agrees that it shall not be grounds for Purchaser's refusal to close this transaction that any tenant is a holdover tenant or in default under its Lease on the Closing Date and Purchaser shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price, subject, however, to apportionment pursuant to Paragraph 3 above.

     (c) Seller shall not modify, extend, renew or cancel (except as a result of a default by the other party thereunder) any Contracts that affect the operation of the Property, or enter into any new Contract that materially affects the operation of the Property without Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld or delayed, and if withheld, Purchaser shall promptly give Seller a notice stating the reasons therefor. With respect to any proposed action by Seller to be submitted to Purchaser for its consent pursuant to this subsection (c), Purchaser shall grant or deny its consent, with the reason for any such denial within ten (10) days after receipt by Purchaser of Seller's notice requesting Purchaser's consent to the proposed action relating to such existing or proposed Contract. If Purchaser fails to reply to Seller's request for consent pursuant to the provisions of this subsection (c) in a notice given within the above described time period or if Purchaser expressly denies its consent but fails to provide Seller with the reasons for such denial, Purchaser's consent shall be deemed to be granted.

     (d) Seller, through its accountants and attorneys engaged for such purpose, has commenced but not completed proceedings for the partial refund of real estate taxes and assessments based on a claimed reduction in assessable valuation of the Property. From and after the Closing Date, Purchaser will supervise and coordinate such proceedings and the efforts of such accountants and attorneys, and will pay all charges incurred in connection therewith. All refunds received after the Closing Date, whether for tax years prior to or after the 1996-1997 tax year, shall be paid to Purchaser, and Seller shall have no responsibility in connection therewith or interest therein, provided that Purchaser shall be responsible for the payments of any such refunds to any tenants entitled thereto. The provisions of this Section 12(d) shall survive the Closing indefinitely.

     13. AS IS

     (a) AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, SELLER
AND PURCHASER AGREE THAT PURCHASER IS TAKING THE PROPERTY "AS-IS" WITH ANY
AND ALL LATENT AND PATENT DEFECTS AND THAT THERE IS NO WARRANTY BY SELLER
THAT THE PROPERTY IS FIT FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY SET
FORTH HEREIN, PURCHASER ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY REPRESENTATION, STATEMENT OR OTHER ASSERTION WITH RESPECT TO THE PROPERTY CONDITION, BUT IS RELYING UPON ITS EXAMINATION OF THE PROPERTY. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, PURCHASER TAKES THE PROPERTY UNDER THE EXPRESS UNDERSTANDING THERE ARE NO EXPRESS OR IMPLIED WARRANTIES. THE
PROVISIONS OF THIS

SECTION 13(a) SHALL NOT NEGATE ANY EXPRESS REPRESENTATIONS OF SELLER SET FORTH IN THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT (A) AN AFFILIATE OF PURCHASER OWNED THE PROPERTY PRIOR TO SEPTEMBER 19, 1994, WITH AN AFFILIATE OF SELLER, (B) SINCE SEPTEMBER 19, 1994, PURCHASER'S AFFILIATE, MANAGER, HAS BEEN THE MANAGER OF THE PROPERTY AND (C) BASED ON ITS PRIOR OWNERSHIP AND THE MANAGER'S MANAGEMENT OF THE PROPERTY, PURCHASER IS FAMILIAR WITH THE MANAGEMENT, OWNERSHIP, OPERATION, MAINTENANCE, FINANCIAL AND PHYSICAL CONDITION AND OTHER MATTERS RELATING TO THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES THAT PURCHASER IS A SOPHISTICATED BUYER, WITH EXPERIENCE IN REAL ESTATE INVESTMENTS.

     (b) This Agreement, as written, together with that certain License and Indemnity Agreement dated as of September 19, 1996 (the "License and
Indemnity Agreement") between Seller and The Macerich Partnership, L.P., contains all the terms of the agreement entered into between the parties as of the date hereof, and Purchaser acknowledges that neither Seller nor any of Seller's Affiliates (as defined in Section 24(e)), nor any of their agents or representatives, nor Broker has made any representations or held out any inducements to Purchaser, and Seller hereby specifically disclaims any representation, oral or written, past, present or future, other than those specifically set forth in this Agreement. Without limiting the generality of the foregoing, Purchaser has not relied on any representations or warranties, and neither Seller nor any of Seller's Affiliates, nor any of their agents or representatives has or is willing to make any representations or warranties, express or implied, other than as may be expressly set forth herein, as to
(i) the status of title to the Property; (ii) the Leases, the Anchor Leases or the Shopping Center Agreements; (iii) the Contracts; (iv) the Licenses;
(v) the current or future real estate tax liability, assessment or valuation of the Property; (vi) the potential qualification of the Property for any and all benefits conferred by any Laws whether for subsidies, special real estate tax treatment, insurance, mortgages or any other benefits, whether similar or dissimilar to those enumerated; (vii) the compliance of the Property in its current or any future state with applicable Laws or any violations thereof, including, without limitation, those relating to access for the handicapped, environmental or zoning matters, and the ability to obtain a change in the zoning or a variance in respect to the Property' non-compliance, if any, with zoning Laws; (viii) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise;
(ix) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Property from any source, including, without limitation, any government authority or any lender; (x) the current or future use of the Property, including, without limitation, the Property' use for retail purposes; (xi) the present and future condition and operating state of any Personal Property and the present or future structural and physical condition of the Buildings, their suitability for rehabilitation or renovation, or the need for expenditures for capital improvements, repairs or replacements thereto; (xii) the viability or financial condition of any tenant;
(xiii) the status of the leasing market in which the Property is located; or
(xiv) the actual or projected income or operating expenses of the Property.

     (c) Purchaser acknowledges that Seller has afforded Purchaser the opportunity for full and complete investigations, examinations and inspections of the Property and all Property Information. Purchaser acknowledges and agrees that (i) the Property Information delivered or made available to Purchaser and Purchaser's Representatives by Seller or Seller's Affiliates, or any of their agents or representatives may have been prepared by third parties and may not be the work product of Seller and/or any of Seller's Affiliates; (ii) neither Seller nor any of Seller's Affiliates has made or is obligated to have made any independent investigation or verification of the Property Information; (iii) the Property Information delivered or made available to Purchaser and Purchaser's Representatives is furnished to each of them at the request, and for the convenience of, Purchaser; (iv) Purchaser is relying solely on its own investigations, examinations and inspections of the Property and those of Purchaser's Representatives and is not relying in any way on the Property Information furnished by Seller or any of Seller's Affiliates, or any of their agents or representatives except for Seller's express representations and warranties set forth herein; (v) except as to Seller's express representations and warranties set forth herein, Seller expressly disclaims any representations or warranties with respect to the accuracy or completeness of the Property Information and Purchaser releases Seller and Seller's Affiliates, and their agents and representatives, from any and all liability with respect thereto; and (vi) any further distribution of the Property Information is subject to
Section 23. Purchaser, on behalf of itself and any successor owner of the Property which is an Affiliate of Purchaser, hereby fully and irrevocably releases Seller and Seller's Affiliates, and their agents and representatives, from any and all claims that it may now have or hereafter acquire against Seller or Seller's Affiliates, or their agents or representatives, for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to any obligations or liability existing as of the date hereof under any of the Leases, the Contracts, the Licenses or the Shopping Center Agreements, except for claims against Seller in connection with or arising out of (x) Retained Claims, or (y) subject to Section 7(a)(iii), a breach of any representation, warranty or covenant of Seller contained in this Agreement or the indemnity of Seller contained in Section 17 of this Agreement. Purchaser further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action.

     (d) Purchaser acknowledges that the Property contains asbestos and other potentially environmentally hazardous, toxic or dangerous substances. Purchaser, on behalf of itself and any successor owner of the Property which is an Affiliate of Purchaser, hereby fully and irrevocably releases Seller and Seller's affiliates, and their agents and representatives, from any and all claims that it may now have or hereafter acquire against Seller or Seller's Affiliates, or their agents or representatives, but not any contractors or consultants with whom Seller may have contracted for work in connection with the Property, for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to any construction defects, errors or omissions on or in the Property, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Property, except for claims against Seller based upon any obligations and liabilities of Seller expressly provided in this Agreement. Purchaser further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action. As a material covenant and condition of this Agreement, Purchaser agrees that in the event of any such construction defects, errors or omissions, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions affecting the Property, Purchaser shall look solely to Seller's predecessors in interest or to such contractors and consultants as may have contracted for work in connection with the Property for any redress or relief, except for claims against Seller based upon any obligations and liabilities of Seller expressly provided in this Agreement. Purchaser further understands that some of Seller's predecessors in interest or such contractors and consultants may have filed petitions under the bankruptcy code and Purchaser may have no remedy against such predecessors, contractors or consultants.

     (e) Seller shall not be liable or bound in any manner by any oral or written "setups" or information pertaining to the Property or the rents furnished by Seller, Seller's Affiliates, their agents or representatives, any real estate broker or other person.

     (f) THE PROVISIONS OF THIS SECTION 13 SHALL SURVIVE INDEFINITELY ANY TERMINATION OF THIS AGREEMENT AND THE CLOSING.

     14. BROKER

     Purchaser and Seller each represent and warrant to the other that it has not dealt with any broker other than LaSalle Real Estate Partners ("LaSalle") in connection with the Property and the transactions described herein. Seller shall be solely responsible for payment of LaSalle's commission. Each party hereto agrees to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any other broker, finder or other person, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party. Notwithstanding any provisions of this Agreement to the contrary, in no event shall Seller be liable for, and the foregoing indemnity of Seller shall in no event apply to, claims by any other broker, finder or other person for such fees, commissions or other compensation if such claims are based upon dealings or agreements with prior owners of the Property. The obligations and representations and warranties contained in this Section 14 shall survive the termination of this Agreement and the Closing.

     15. CASUALTY: CONDEMNATION

     (a) DAMAGE OR DESTRUCTION: If, prior to the Closing Date, a "material" part (as hereinafter defined) of the Property is damaged or destroyed by fire or other casualty, Seller shall notify Purchaser of such fact and, except as hereinafter provided, Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller's notice. If this Agreement is so terminated, the provisions of Section 15(d) shall apply. Notwithstanding the foregoing, if a "material" part of the Property is damaged or destroyed and Purchaser elects to terminate this Agreement as provided above, Purchaser's election shall be ineffective if within ten (10) days after Seller's receipt of Purchaser's election notice, Seller shall elect by notice to Purchaser to repair such damage or destruction and shall thereafter complete such repair within 120 days after the then scheduled Closing Date at the time of Purchaser's election. If Seller makes such election to repair, Seller shall have the right to adjourn the Closing Date one or more times for up to one hundred twenty (120) days in the aggregate in order to complete such repairs and shall have the right to retain all insurance proceeds which Seller may be entitled to receive as a result of such damage or destruction. If (i) Purchaser does not elect to terminate this Agreement, (ii) Purchaser elects to terminate this Agreement but such election is ineffective because Seller elects to repair such damage and completes such repair within such 120-day period provided above, or (iii) there is damage to or destruction of an "immaterial" part ("immaterial" is herein deemed to be any damage or destruction which is not "material", as such term is hereinafter defined) of the Property, Purchaser shall close title as provided in this Agreement and, at the Closing, Seller shall, unless Seller has repaired such damage or destruction prior to the Closing, (x) pay over to Purchaser the proceeds of any insurance collected by Seller less the amount of all costs incurred by Seller in connection with the repair of such damage or destruction plus the lesser of (A) the amount of the deductible under the applicable insurance policy or (B) the estimated cost of repair of such damage or destruction as reasonably estimated by Seller and approved by Purchaser, and (y) assign and transfer to Purchaser all right, title and interest of Seller in and to any uncollected insurance proceeds which Seller may be entitled to receive from such damage or destruction. A "material" part of the Property shall be deemed to have been damaged or destroyed if the cost of repair or replacement shall, together with any costs to repair or replace any of the property covered by the Other Sale Agreements due to fire or other casualty and the estimated cost of any lost rents not covered by an assignment of any rights of Seller to rental loss insurance which may under the terms of Seller's insurance policy be assigned to Purchaser, exceed $3,000,000 in the aggregate.

     (b) CONDEMNATION: If, prior to the Closing Date, all or any "significant" portion (as hereinafter defined) of the Property is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated), Seller shall notify Purchaser of such fact and Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of the Seller's notice. If this Agreement is so terminated, the provisions of Section 15(d) shall apply. If Purchaser does not elect to terminate this Agreement, or if an "insignificant" portion ("insignificant" is herein deemed to be any taking which is not "significant", as such term is herein defined) of the Property is taken by eminent domain or condemnation, Purchaser shall close title as provided in this Agreement and, at the Closing Seller shall assign and turnover, and Purchaser shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation. A "significant" portion of the Property means (i) any portion of the Buildings,
(ii) a portion of the parking areas if the taking thereof reduces the remaining available number of parking spaces below the minimum legally required or the number required under any Anchor Lease or Shopping Center Agreement, (iii) a legally required driveway on the Land which cannot be replaced with a new driveway so as to satisfy the necessary legal requirements, or (iv) any other driveway on such Land if such driveway is the predominant means of ingress thereto or egress therefrom.

     (c) Notwithstanding anything contained in Section 15(a) and Section 15(b) to the contrary, if this Agreement is not terminated as provided in
Section 15(a) or Section 15(b) and the insurance, eminent domain or condemnation proceeds payable with respect to the Property as a result of any casualty or taking exceeds the Purchase Price, Seller's obligation to pay over to Purchaser those proceeds paid to Seller prior to the Closing shall be limited to the amount of the Purchase Price and Seller shall be entitled to retain the remainder of such proceeds. To the extent that payment of all or any portion of such proceeds does not occur prior to the Closing, the parties agree that Seller shall be entitled to that portion of the proceeds in excess of the Purchase Price, which agreement shall survive the Closing.

     (d) If Purchaser elects to terminate this Agreement pursuant to Section 15(a) or 15(b), this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser (subject to the provisions of Sections 19 and 26 and provided Purchaser is not otherwise in default hereunder) shall be entitled to a return of the Downpayment.

     16. REMEDIES

     (a) If the Closing fails to occur by reason of Seller's inability (subject to Section 6(b)) to perform its obligations under this Agreement (as opposed to Seller's failure or refusal to perform such obligations), then Purchaser, as its sole remedy for such inability of Seller, may either (i) terminate this Agreement by notice to Seller or (ii) waive such defect causing such inability and proceed to close without any abatement or reduction of the Purchase Price. If Purchaser elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser (subject to the provisions of Sections 19 and 26 and provided Purchaser is not otherwise in default hereunder) shall be entitled to a return of the Downpayment. Except as set forth in this Section 16(a), Purchaser hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise (including, without limitation, any right to record or file a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property and the right to sue for or seek any monetary award or judgment and/or consequential, incidental, punitive, exemplary or other damages from or against Seller) if the Closing fails to occur by reason of Seller's inability to perform its obligations hereunder.

     (b) If the Closing fails to occur by reason of Purchaser's failure or refusal to perform its obligations hereunder, or if the closing under any of the Other Sale Agreements fails to occur by reason of the failure or refusal of any affiliate of Purchaser to perform its obligations thereunder, then Seller may terminate this Agreement by notice to Purchaser. If Seller elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations and, except that Seller may retain the Downpayment as liquidated damages for all loss, damage and expenses suffered by Seller, it being agreed that Seller's damages are impossible to ascertain. Nothing contained herein shall limit or restrict Seller's ability to pursue any rights or remedies it may have against Purchaser with respect to the Surviving Obligations. Except as set forth in this Section 16(b) and Section 23(e) and except for any rights and remedies that Seller may have under Section 18, Seller hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of Purchaser's default hereunder or Purchaser's failure or refusal to perform its obligations hereunder.

     PURCHASER AND SELLER ACKNOWLEDGE THAT, IN THE EVENT OF A DEFAULT AS DESCRIBED ABOVE, IT WOULD BE IMPRACTICAL OR IMPOSSIBLE TO ACCURATELY ASCERTAIN SELLER'S DAMAGES. ACCORDINGLY, PURCHASER AND SELLER HEREBY AGREE THAT IN THE EVENT THE SALE HEREUNDER FAILS TO CLOSE BY REASON OF ANY DEFAULT DESCRIBED ABOVE, SELLER SHALL BE ENTITLED TO RETAIN AS ITS SOLE REMEDY THE DOWNPAYMENT (INCLUDING ALL INTEREST EARNED THEREON) AS LIQUIDATED DAMAGES IN LIEU OF ALL OTHER RIGHTS AND REMEDIES TO WHICH SELLER MAY BE ENTITLED. PURCHASER AND SELLER AGREE THAT SAID DOWNPAYMENT REPRESENTS REASONABLE LIQUIDATED DAMAGES UNDER THE CIRCUMSTANCES.

     PURCHASER'S INITIALS  RAB                       SELLER'S INITIALS  DAJ
                          -----                                        -----

     (c) If the Closing fails to occur by reason of Seller's failure or refusal to perform its obligations hereunder, then Purchaser, as its sole remedy hereunder, may (i) terminate this Agreement by notice to Seller or
(ii) seek specific performance from Seller. As a condition precedent to Purchaser exercising any right it may have to bring an action for specific performance as the result of Seller's failure or refusal to perform its obligations hereunder, Purchaser must commence such an action within ninety
(90) days after the occurrence of such default. Purchaser agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property. Except as set forth in this Section 16(c) and Section 17, Purchaser hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise if the Closing fails to occur by reason of Seller's failure or refusal to perform its obligations hereunder, including without limitation the right to sue for or seek any monetary award or judgment and/or consequential, incidental, punitive, exemplary or other damages, from or against Seller.

     17. SELLER'S INDEMNITY

     Seller hereby agrees to indemnify Purchaser and Purchaser's affiliates (other than Manager) against, and to hold Purchaser and Purchaser's affiliates (other than Manager) harmless from all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) asserted against or incurred by Purchaser or Purchaser's affiliates (other than Manager) in connection with or arising out of (a) the matters set forth on SCHEDULE "13" annexed hereto and made a part hereof relating to the ownership and operation of the Property prior to the Closing Date, or (b) subject to Section 7(a)(iii), a breach of any representation, warranty or covenant of Seller contained in this Agreement. Seller's obligations under this Section 17 shall survive the Closing indefinitely.

     18. PURCHASER'S INDEMNITY

     Purchaser hereby agrees to indemnify Seller and Seller's Affiliates against, and to hold Seller and Seller's Affiliates harmless from all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) asserted against or incurred by Seller or any of Seller's Affiliates in connection with or arising out of (a) all matters relating to the ownership or operation of the Property from and after the Closing Date, (b) a breach of any representation, warranty or covenant of Purchaser contained in this Agreement, (c) the Assumed Claims, (d) any liability to tenants under Leases or parties to a Shopping Center Agreement with respect to (i) the repayment of any real estate tax refunds received by the Purchaser or other successor owner of the Property subsequent to the Closing Date and relating to any tax period prior to the Closing Date, or (ii) the repayment of any overcharges for common area maintenance, Recoverable Expenses or similar charges, or (e) except for the matters listed on SCHEDULE "13" hereto, all matters assumed by Purchaser pursuant to the terms of this Agreement or any of the documents delivered pursuant hereto. Purchaser's obligations under this Section 18 shall survive the Closing indefinitely.

     19. ESCROW

     Escrow Agent shall hold the Downpayment in escrow and shall dispose of the Downpayment only in accordance with the following provisions:

     (a) Escrow Agent shall deliver the Downpayment to Seller or Purchaser, as the case may be, as follows:

          (i) to Seller, upon completion of the Closing; or

          (ii) to Seller, after receipt of Seller's demand in which Seller certifies either that (A) Purchaser has defaulted under this Agreement, or
(B) this Agreement has been otherwise
terminated or canceled, and Seller is thereby entitled to receive the Downpayment; but Escrow Agent shall not honor Seller's demand until more than ten (10) days after Escrow Agent has given a copy of Seller's demand to Purchaser in accordance with Section 19(b)(i), nor thereafter if Escrow Agent receives a Notice of Objection (as defined in Section 19(b)(i)) from Purchaser within such ten (10) day period; or

          (iii) to Purchaser, after receipt of Purchaser's demand in which Purchaser certifies either that (A) Seller has defaulted under this Agreement, or (B) this Agreement has been otherwise terminated or canceled, and Purchaser is thereby entitled to receive the Downpayment; but Escrow Agent shall not honor Purchaser's demand until more than ten (10) days after Escrow Agent has given a copy of Purchaser's demand to Seller in accordance with Section 19(b)(i), nor thereafter if Escrow Agent receives a Notice of Objection from Seller within such ten (10) day period.

Upon delivery of the Downpayment, Escrow Agent shall be relieved of all liability hereunder and with respect to the Downpayment unless delivered in contradiction to the provisions hereof. Escrow Agent shall deliver the Downpayment, at the election of the party entitled to receive the same, by
(i) a good, unendorsed certified check of Escrow Agent payable to the order of such party, (ii) an unendorsed official bank or cashier's check payable to the order of such party, or (iii) a bank wire transfer of immediately available funds to an account designated by such party.

     (b) (i) Upon receipt of a written demand from Seller or Purchaser under
Section 19(a)(ii) or (iii), Escrow Agent shall send a copy of such demand to the other party. Within ten (10) days after the date of receiving same, but not thereafter, the other party may object to delivery of the Downpayment to the party making such demand by giving a notice of objection (a "Notice of Objection") to Escrow Agent. After receiving a Notice of Objection, Escrow
Agent shall send a copy of such Notice of Objection to the party who made the demand; and thereafter, in its sole and absolute discretion, Escrow Agent may elect either (A) to continue to hold the Downpayment until Escrow Agent receives a written agreement of Purchaser and Seller directing the disbursement of the Downpayment, in which event Escrow Agent shall disburse the Downpayment in accordance with such agreement; and/or (B) deposit the Downpayment into any court of competent jurisdiction and bring any action of interpleader or any other proceeding; and/or (C) in the event of any litigation between Seller and Purchaser, to deposit the Downpayment with the clerk of the court in which such litigation is pending. Notwithstanding any other provision contained within this Agreement, if Purchaser has terminated this Agreement in accordance with the provisions of Sections 7(a)(ii), 9(c), 15(a), 15(b), 16(a) and/or 24(m), Seller shall be entitled to deliver a Notice of Objection to the Escrow Agent pursuant to its right to do so in accordance with the other provisions of this Section 19. Seller hereby agrees that it shall include within any such Notice of Objection the amount which it claims to be entitled to pursuant to the appropriate provisions of this Agreement, with any such claim for damages being limited to actual damages expected to be suffered or incurred by Seller as a result of Purchaser's breach of its indemnification obligations as set forth in Sections 14 and 17 above (together with reasonable attorney's fees and cost of suit), and with Escrow Agent being instructed to return the balance of the Downpayment to Purchaser.

     (ii) If Escrow Agent is uncertain for any reason whatsoever as to its duties or rights hereunder (and whether or not Escrow Agent has received any written demand under Section 19(a)(ii) or (iii), or Notice of Objection under
Section 19(b)(i)), notwithstanding anything to the contrary herein, Escrow Agent may hold and apply the Downpayment pursuant to Section 19(b)(i)(A),(B) or (C). In the event the Downpayment is deposited in a court by Escrow Agent pursuant to Section 19(b)(i)(B) or (C), Escrow Agent shall be entitled to rely upon the decision of such court. In the event of any dispute whatsoever among the parties with respect to disposition of the Downpayment, Purchaser and Seller shall pay the attorneys' fees and costs incurred by Escrow Agent (which said parties shall share equally, but for which said parties shall be jointly and severally liable) for any litigation in which Escrow Agent is named as, or becomes, a party.

     (c) Notwithstanding anything to the contrary in this Agreement, within one (1) business day after the date of this Agreement, Escrow Agent shall place the Downpayment in an Approved Investment. Escrow Agent may not commingle the Downpayment with any other funds held by Escrow Agent. Escrow Agent may convert the Downpayment from the Approved Investment into cash or a non-interest-bearing demand account at an Approved Institution as follows:

     (i)  at any time within seven (7) days prior to the Closing Date; or

     (ii) if the Closing Date is accelerated or extended, at any time within seven (7) days prior to the accelerated or extended Closing Date (PROVIDED, HOWEVER, that Seller and Purchaser shall give Escrow Agent timely notice of any such acceleration or extension and that Escrow Agent may hold the Downpayment in cash or a non-interest-bearing deposit account if Seller and Purchaser do not give Escrow Agent timely notice of any such adjournment).

     (d) As used herein, the term "Approved Investment" means (i) any interest-bearing demand account or money market fund with Wells Fargo Bank, N.A. or any other institution otherwise approved by both Seller and Purchaser (collectively, an "Approved Institution"), or (ii) any other investment approved by both Seller and Purchaser. The rate of interest or yield need not be the maximum available and deposits, withdrawals, purchases, reinvestment of any matured investment and sales shall be made in the sole discretion of Escrow Agent, which shall have no liability whatsoever therefor. Discounts earned shall be deemed interest for the purpose hereof.

     (e) Escrow Agent shall have no duties or responsibilities except those set forth herein, which the parties hereto agree are ministerial in nature. Seller and Purchaser acknowledge that except for Escrow Agent's own willful default, misconduct or gross negligence, Escrow Agent shall have no liability of any kind whatsoever arising out of or in connection with its activity as Escrow Agent. Seller and Purchaser jointly and severally agree to and do hereby indemnify and hold harmless Escrow Agent from all loss, cost, claim, damage, liability, and expense (including, without limitation, attorneys' fees and disbursements whether paid to retained attorneys or representing the fair value of legal services rendered to itself) which may be incurred by reason of its acting as Escrow Agent provided the same is not the result of Escrow Agent's willful default, misconduct or gross negligence. Escrow Agent may only charge against the Downpayment any amounts owed to it under the foregoing indemnity or may withhold the delivery of the Downpayment as security for any unliquidated claim, or both if Purchaser is liable to Escrow Agent for any costs.

     (f) Any Notice of Objection, demand or other notice or communication which may or must be sent, given or made under this Agreement to or by Escrow Agent shall be sent in accordance with the provisions of Section 22.

     (g) Simultaneously with their execution and delivery of this Agreement, Purchaser and Seller shall furnish Escrow Agent with their true Federal Taxpayer Identification Numbers so that Escrow Agent may file appropriate income tax information returns with respect to any interest in the Downpayment or other income from the Approved Investment. The party ultimately entitled to any accrued interest in the Downpayment shall be the party responsible for the payment of any tax due thereon.

     (h) Any amendment of this Agreement which could alter or otherwise affect Escrow Agent's obligations hereunder will not be effective against or binding upon Escrow Agent without Escrow Agent's prior consent, which consent may be withheld in Escrow Agent's sole and absolute discretion.

     (i) The provisions of this Section 19 shall survive the termination of this Agreement and the Closing.

     20. ASSIGNMENT

     This Agreement may not be assigned by Purchaser and any assignment or attempted assignment by Purchaser shall constitute a default by Purchaser hereunder and shall be null and void.

     21. ACCESS TO RECORDS

     For a period of five (5) years subsequent to the Closing Date, either party to this Agreement, Affiliates of either party and their employees, agents and representatives shall be entitled to access during business hours to all documents, books and records given to such party by the other party at the Closing (including all books and records given to Purchaser or its affiliates by Manager) for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to the other party, and shall have the right, at its sole cost and expense, to make copies of such documents, books and records. The provisions of this
Section 21 shall survive the Closing.

     22. NOTICES

     (a) All notices, elections, consents, approvals, demands, objections, requests or other communications which Seller, Purchaser or Escrow Agent may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and sent by (i) first class, U.S. certified or registered mail, return receipt requested, with postage prepaid, (ii) express mail or courier (for next business day delivery), or (iii) telefax (in which event a copy shall also be required to be sent in accordance with subsection
(ii) above), addressed as follows:

     If to Seller:

     MCA Buenaventura Associates, L.P.
     c/o LaSalle Advisors Limited
     200 East Randolph Drive
     Chicago, Illinois 60601
     Attention: Robert K. Hagan, Esq.
     Telefax No.: 312-782-4339
     with a copy to:

MRA Holding Partnership
c/o Citibank, N.A.
Citicorp Realty Investment
 Advisors
909 Third Avenue
30th Floor
New York, New York 10043
Attention: Jeff Weissman
           and Rhona Landau
Telefax No.: 212-793-9831 (Jeff Weissman)
Telefax No.: 212-793-6766 (Rhona Landau)

     with a copy to:

c/o Dai-ichi Life (U.S.A.), Inc.
633 West 5th Street
Suite 6700
Los Angeles, California 90071
Attention: Mr. Yasuo Takasaki
Telefax No.: 213-624-1659

      with a copy to:

Debevoise & Plimpton
875 Third Avenue
New York, New York 10022
Attention: Peter Schwartz
Telefax No.: 212-909-6836
     with a copy to:

O'Melveny & Myers
Embarcadero Center West
275 Battery Street
San Francisco, California 94111-3305
Attention: Terry Cerezola
Telefax No.: 415-984-8701

     To Purchaser:

MR Buenaventura Limited Partnership
233 Wilshire Boulevard
Suite 700
Santa Monica, California 90401
Attention: Art Coppola
Telefax No.: 310-395-2791

     with a copy to:

c/o The Macerich Company
233 Wilshire Boulevard
Suite 700
Santa Monica, California 90401
Attention: Richard Bayer, Esq.
Telefax No.: 310-395-2791

     with a copy to:

Sidley & Austin
555 West Fifth Street
Los Angeles, California 90013
Attention: Marc Hayutin, Esq.
Telefax No.: 213-896-6600

    If to Escrow Agent:

    Commonwealth Land Title Insurance Company
    888 West 6th Street
    Los Angeles, CA 90017
    Attention: Mr. Don Hallman
    Telecopier: 213-627-8722

    (b) Seller, Purchaser or Escrow Agent may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section 22. A notice or other communication sent in compliance with the provisions of this
Section 22 shall be deemed given and received on (i) the third (3rd) day following the date it is deposited in the U.S. mail, (ii) the date it is delivered to the other party if sent by express mail or courier (as evidenced by delivery receipt), or (iii) upon confirmation of receipt if sent by telefax in accordance with Section 22(a)(iii) above.

    23. PROPERTY INFORMATION AND CONFIDENTIALITY

    (a) Purchaser agrees that, prior to the Closing, all Property Information shall be kept strictly confidential and shall not, without the prior consent of Seller, be disclosed by Purchaser or Purchaser's Representatives, in any manner whatsoever, in whole or in part, and will not be used by Purchaser or Purchaser's Representatives, directly or indirectly, for any purpose other than evaluating the Property. Moreover, Purchaser agrees that, prior to the Closing, the Property Information will be transmitted only to Purchaser's Representatives who need to know the Property Information for the purpose of evaluating the Property, and who have acknowledged to Purchaser in writing their agreement to maintain the confidentiality of the Property Information or who are by reason of their professional relationship with Purchaser so obligated. The provisions of this Section 23(a) shall in no event apply to Property Information which is a matter of public record and shall not prevent Purchaser from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements. Purchaser and Seller acknowledge that the duties of Manager with respect to Property Information are separately governed by the Management Agreement.

    (b) Purchaser and Seller, for the benefit of each other, hereby agree that between the date hereof and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement, subject to the terms of Section 23(a), with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

    (c) Each party shall indemnify and hold the other harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred by such other party or its Affiliates and arising out of or in connection with a breach by the indemnifying party of the provisions of this Section 23.

    (d) As used in this Agreement, the term "Property Information" shall mean
(i) all information and documents in any way relating to the Property, the operation thereof or the sale thereof (including, without limitation, Leases, Contracts, Shopping Center Agreements and Licenses) furnished to, or otherwise made available for review by, Purchaser or its directors, officers, employees, affiliates, partners, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, "Purchaser's Representatives"), by Seller or any of Seller's Affiliates, or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Purchaser or Purchaser's Representatives containing or based, in whole or in part, on the information or documents described in the preceding clause (i), or otherwise reflecting their review or investigation of the Property.

     (e) In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Purchaser or Purchaser's Representatives in order to enforce the provisions of this Section 23.

     (f) The provisions of this Section 23 shall survive the termination of this Agreement and the Closing.

    (g) To the extent there is any inconsistency between the provisions of this Section 23 and the provisions of the License and Indemnity Agreement, the provisions of this Agreement shall govern and control.

    24. MISCELLANEOUS

    (a) This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

    (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary, by decree or otherwise.

    (c) All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which together with the License and Indemnity Agreement fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against Seller or the party drafting this Agreement.

    (d) Except as otherwise expressly provided herein, Purchaser's acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller's representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.

    (e) Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller, including, without limitation, Citicorp, Citibank, N.A., Citicorp Real Estate, Inc., The Dai-Ichi Mutual Life Insurance Company, Dai-Ichi Life (U.S.A.), Inc., DSA-MRA, Inc. or LaSalle Partners or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, the "Seller's Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 24(e), Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller's Affiliates, and hereby unconditionally and irrevocably releases and discharges Seller's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Seller's Affiliates, in connection with or arising out of this Agreement or the transactions contemplated hereby. The provisions of this Section 24(e) shall survive the termination of this Agreement and the Closing.

    (f) Seller and Purchaser agree that, wherever this Agreement provides that a party must send or give any notice, make an election or take some other action within a specific time period in order to exercise a right or remedy it may have hereunder, time shall be of the essence with respect to the taking of such action, and such party's failure to take such action within the applicable time period shall be deemed to be an irrevocable waiver by such party of such right or remedy. If performance is on a legal holiday generally recognized by national banks in Los Angeles or New York, then the obligations may be performed the next business day.

    (g) No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

    (h) Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default.

    (i) Delivery of this Agreement shall not be deemed an offer and neither Seller nor Purchaser shall have any rights or obligations hereunder unless and until both parties have signed and delivered an original of this Agreement. This Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

    (j) Each of the Exhibits and Schedules referred to herein and attached hereto is incorporated herein by this reference.

    (k) The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

    (l) This Agreement shall be interpreted and enforced in accordance with the laws of the state in which the Property is located without reference to principles of conflicts of laws.

    (m) If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable. Notwithstanding the foregoing sentence, if (i) any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid in whole or in part, (ii) the opportunity for all appeals of such determination have expired, and (iii) such unenforceability or invalidity alters the substance of this Agreement (taken as a whole) so as to deny either party, in a material way, the realization of the intended benefit of its bargain, such party may terminate this Agreement within thirty
(30) days after the final determination by notice to the other. If such party so elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser shall (subject to the provisions of Sections 19 and 26 and provided Purchaser is not otherwise in default hereunder) be entitled to a return of the Downpayment.

    (n) SELLER AND PURCHASER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY EITHER PARTY IN CONNECTION HEREWITH (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT ALLEGING THAT THIS AGREEMENT OR SUCH OTHER DOCUMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). EACH OF

THE PARTIES TO THIS AGREEMENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR SUCH PARTY TO ENTER INTO THIS AGREEMENT, THAT THE PARTIES TO THIS AGREEMENT HAVE RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES TO THIS AGREEMENT FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. THE TERMS OF THIS SECTION 24(n) SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND/OR THE CLOSING.

    25. FEES AND EXPENSES

Seller shall pay the fees of its attorneys and the expense of the Title Commitment and the American Land Title Association owner's title policy delivered at the Closing (not including the cost of any endorsements thereto other than any curative endorsements obtained by Seller to cure any Unacceptable Encumbrance). Purchaser shall pay the fees of its attorneys, the costs of any survey of the Property and the cost to obtain any endorsements to the American Land Title Association owner's title policy delivered at the Closing (other than the endorsements obtained by Seller as described above). Escrow fees and other incidental charges of Escrow Agent shall be paid one-half by Seller and one-half by Purchaser.

    26. RETURN OF THE DOWNPAYMENT

Notwithstanding anything to the contrary contained herein, if Purchaser terminates this Agreement pursuant to any of the provisions hereof, and if at the time of such termination (1) any broker (other than the Broker), finder or other person is claiming that they are entitled to a fee commission or other compensation arising out of the transaction contemplated in this Agreement by reason of any alleged agreement with Purchaser, or (2) Purchaser has breached the confidentiality requirements contained in Section 23, then the Downpayment (or the portion thereof which is necessary to compensate Seller for its losses and for damages relating to the matters described in (1) and (2) above) shall continue to be held in escrow and shall not be released to Purchaser until Purchaser has compensated Seller for all of Seller's losses and/or damages relating to the matters described in (1) and (2) above.

    27. EXISTING BUENAVENTURA LITIGATION

Seller has disclosed to Purchaser the existence of the Buenaventura Development Litigation. Promptly following the Closing, Purchaser shall (a) assume the prosecution and/or defense of the Buenaventura Development Litigation and (b) be substituted as the "party-in-interest" for Seller in such lawsuits. Seller and Purchaser shall execute and deliver such documents as may be reasonably necessary to effectuate the substitution referred to in this Section 27. Purchaser hereby agrees to (a) assume responsibility for all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred after the Closing Date in connection with the Buenaventura Development Litigation, including all costs and expenses in connection with the substitution of Purchaser for Seller as the "party-in-interest," and (b) to indemnify Seller and Seller's Affiliates and to hold Seller and Seller's Affiliates harmless from any and all costs and expenses (including, without limitation, attorneys' fees and expenses) that Seller or Seller's Affiliates may incur after the Closing Date in connection with the Buenaventura Development Litigation, including costs related to discovery. Seller has advised Purchaser that Seller and the City of San Buenaventura have held discussions regarding the reimbursement of Seller for 50% of the costs and expenses incurred in connection with the Buenaventura Development Litigation (the "Litigation Costs") in excess of $100,000. Seller anticipates entering into an agreement with the City of San Buenaventura with respect to such reimbursement prior to the Closing, which agreement will be subject to Purchaser's prior written approval (which approval will not be unreasonably withheld or delayed), and which agreement will be assigned to Purchaser at the Closing. To the extent Purchaser recovers any moneys from the City of San Buenaventura on account of such reimbursement obligations, Purchaser shall pay to Seller the first $75,000 of such moneys (and Purchaser shall have the right to retain any moneys in excess of such $75,000). Purchaser shall act reasonably, and shall cooperate with Seller (at no cost or expense to Purchaser), in seeking such reimbursement from the City of San Buenaventura.

    IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                     MCA BUENAVENTURA ASSOCIATES, L.P.,
                                      a Delaware limited partnership

                                     By: MCA BUENAVENTURA INC.,
                                          its general partner

                                         By: /s/ DAVID A. JONES
                                            ------------------------------

                                     MR BUENAVENTURA LIMITED
                                        PARTNERSHIP,
                                      a California limited partnership

                                     By: MACERICH BUENAVENTURA GP CORP.,
                                          a Delaware corporation

                                         By: /s/ RICHARD A. BAYER
                                            ------------------------------
                                            Name: Richard A. Bayer
                                                 -------------------------
                                            Title: General Counsel and Secretary
                                                  ------------------------------

                             Solely for the purpose of

                             agreeing to the provisions

                             of Section 19:

                                     COMMONWEALTH LAND TITLE
                                      INSURANCE COMPANY, Escrow Agent


                                     By: /s/ LEE A. MILLER
                                        ----------------------------------
                                     Name:   Lee A. Miller
                                          --------------------------------
                                     Title: Escrow Agent
                                           -------------------------------

                              TABLE OF DEFINED TERMS

    The following capitalized terms are defined in the respective Section of the Agreement identified below:

    "A & A AGREEMENTS" - as such term is defined in Section 10(d) hereof.

    "ADDITIONAL RENTS" - as such term is defined in Section 3(c)(iii) hereof.

    "AGREEMENT" - as such term is defined in the opening paragraph hereof.

    "ANCHOR LEASE" - as such term is defined in Section 7(a)(i)(E) hereof.

    "APPROVED INSTITUTION" - as such term is defined in Section 19(d) hereof.

    "APPROVED INVESTMENT" - as such term is defined in Section 19(d) hereof.

    "ASSUMED CLAIMS" - as such claim is defined in Section 7(a)(i)(D).

    "BILL OF SALE" - as such term is defined in Section 10(f) hereof.

    "BUENAVENTURA DEVELOPMENT LITIGATION" - as such term is defined in
Section 7(a)(i)(D).

    "BUILDINGS" - as such term is defined in Section 1 hereof.

    "CLOSING" - as such term is defined in Section 4(b) hereof.

    "CLOSING DATE" - as such term is defined in Section 4(b) hereof.

    "CONTRACT AND LICENSE ASSIGNMENT" - as such term is defined in Section 10(c) hereof.

    "CONTRACTS" - as such term is defined in Section 10(c) hereof.

    "DEED" - as such term is defined in Section 10(a) hereof.

    "DOWNPAYMENT" - as such term is defined in Section 2(a) hereof.

    "ESCROW AGENT" - as such term is defined in Section 2(a) hereof.

    "ENVIRONMENTAL AUDIT - as such term is defined in Section 4(a).

    "INTANGIBLE PROPERTY" - as such term is defined in Section 1 hereof.

    "INTANGIBLE PROPERTY ASSIGNMENT" - as such term is defined in Section 10(d) hereof.

    "LAND" - as such term is defined in Section 1 hereof.

    "LAWS" - as such term is defined in Section 7(a)(i)(C) hereof.

    "LEASE ASSIGNMENT" - as such term is defined in Section 10(b) hereof.

    "LEASES" - as such term is defined in Section 1 hereof.

    "LICENSE AND INDEMNITY AGREEMENT" - as such term is defined in Section 13(b) hereof.

    "LICENSES" - as such term is defined in Section 11(c) hereof.

    "LIENS" - as such term is defined in Section 6(b) hereof.

    "LITIGATION COSTS" - as such term is defined in Section 27 hereof.

    "MANAGER" - as such term is defined in Section 3(a)(iv).

    "NEW LEASE" - as such term is defined in Section 12(a)(ii) hereof.

    "NEW LEASE EXPENSES" - as such term is defined in Section 12(a)(ii) hereof.

    "EXISTING FIRST MORTGAGE LOAN" - as such term is defined in
Section 7(a)(i)(C).

    "NOTICE OF OBJECTION" - as such term is defined in Section 19(b)(i) hereof.

    "OTHER SALE AGREEMENTS" - as such term is defined in Section 9(a)(vii) hereof.

    "PERMITTED ENCUMBRANCES" - as such term is defined in Section 5 hereof.

    "PERSONAL PROPERTY" - as such term is defined in Section 1 hereof.

    "PROPERTY" - as such term is defined in Section 1 hereof.

    "PROPERTY INFORMATION" - as such term is defined in Section 23(d) hereof.

    "PURCHASE PRICE" - as such term is defined in Section 2 hereof.

    "PURCHASER" - as such term is defined in the opening paragraph hereof.

    "PURCHASER'S DOCUMENTS" - as such term is defined in Section 7(b)(i)(B) hereof.

    "PURCHASER'S REPRESENTATIVES" - as such term is defined in Section 23(d) hereof.

    "RECOVERABLE EXPENSES" - as such term is defined in Section 3(c)(iii).

    "RECOVERIES" - as such term is defined in Section 3(c)(iii).

    "RENT COMMENCEMENT DATE" - as such term is defined in Section 12(a)(iii) hereof.

    "RETAINED CLAIMS" - as such term is defined in Section 7(a)(i)(D).

    "SELLER" - as such term is defined in the opening paragraph hereof.

    "SELLER'S AFFILIATES" - as such term is defined in Section 24(e) hereof.

    "SELLER'S DOCUMENTS" - as such term is defined in Section 7(a)(i)(B) hereof.

    "SELLER'S KNOWLEDGE" - as such term is defined in Section 7(a) hereof.

    "SHOPPING CENTER" - as such term is defined in the Preamble.

    "SHOPPING CENTER AGREEMENTS" - as such term is defined in Section 1 hereof.

    "SHOPPING CENTER AGREEMENT ASSIGNMENT" - as such term is defined in
Section 10(p).

    "SURVIVING OBLIGATIONS" - as such term is defined in Section 9(c) hereof.

    "TITLE COMMITMENT" - as such term is defined in Section 6(a)(i) hereof.

    "TITLE COMPANY" - as such term is defined in Section 2(a) hereof.

    "UNACCEPTABLE ENCUMBRANCES" - as such term is defined in Section 6(a)(i) hereof.

    "WELLS FARGO CREDIT AGREEMENT" - as such term is defined in
Section 7(b)(i)(c).

    "WELLS FARGO CONSENT" - as such term is defined in Section 7(b)(i)(c).